INVESTOR CONTACT: Mark Kochvar S&T Bancorp, Inc. Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com
FOR IMMEDIATE RELEASE
S&T Bancorp, Inc. Announces Second Quarter 2025 Results
INDIANA, Pa., - July 24, 2025 – S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, announced net income of $31.9 million, or $0.83 per diluted share, for the second quarter of 2025 compared to net income of $33.4 million, or $0.87 per diluted share, for the first quarter of 2025 and net income of $34.4 million, or $0.89 per diluted share, for the second quarter of 2024.
Second Quarter of 2025 Highlights:
•Strong return metrics with return on average assets (ROA) of 1.32%, return on average equity (ROE) of 8.91% and return on average tangible equity (ROTE) (non-GAAP) of 12.12% compared to ROA of 1.41%, ROE of 9.67% and ROTE (non-GAAP) of 13.29% for the first quarter of 2025.
•Pre-provision net revenue to average assets (PPNR) (non-GAAP) was solid at 1.73% for both the second and first quarters of 2025.
•Net interest income growth of $3.3 million, or 3.90%, and net interest margin on a fully taxable equivalent basis (NIM) (FTE) (non-GAAP) expansion of 7 basis points to 3.88% compared to 3.81% in the first quarter of 2025.
•Total portfolio loans increased $98.1 million, or 5.02% annualized, compared to March 31, 2025.
•Total deposits increased $28.0 million, or 1.42% annualized, compared to March 31, 2025.
•Nonperforming assets decreased $1.1 million to $21.3 million, or 0.27% of total loans plus other real estate owned (OREO), compared to $22.4 million, or 0.29%, at March 31, 2025.
"We are pleased to report another strong quarter with excellent returns, driven by continued progress on our performance drivers," said Chris McComish, chief executive officer. "Net interest income growth was driven by net interest margin expansion and solid loan growth while asset quality metrics remain at very favorable levels. As we move into the second half of the year, we remain confident in our strategy, the strength and commitment of our team and our ability to capitalize on future growth opportunities."
Net Interest Income
Net interest income increased $3.3 million, or 3.90%, to $86.6 million in the second quarter of 2025 compared to $83.3 million in the first quarter of 2025. Average interest-earning assets increased $112.5 million to $9.0 billion in the second quarter of 2025 compared to $8.9 billion in the first quarter of 2025. NIM (FTE) (non-GAAP) expansion of 7 basis points to 3.88% compared to 3.81% in the prior quarter. The yield on average total interest-earning assets increased 6 basis points to 5.76% compared to 5.70% in the first quarter of 2025 primarily due to favorable asset repricing. Total interest-bearing liability costs decreased 3 basis points to 2.84% compared to 2.87% in the first quarter of 2025 mainly due to the repricing of certificates of deposits.
- more -

S&T Earnings Release - 2

Asset Quality
Asset quality remained strong in the second quarter of 2025. The allowance for credit losses, or ACL, was $98.6 million, or 1.24% of total portfolio loans at June 30, 2025 compared to $99.0 million, or 1.26%, at March 31, 2025. The provision for credit losses was $2.0 million for the second quarter of 2025 compared to a negative $3.0 million in the first quarter of 2025. The negative provision in the first quarter of 2025 related to net recoveries and a $4.2 million decrease in specific reserves. Net charge-offs were $1.2 million, or 0.06% of average loans, compared to net recoveries in the first quarter of 2025. Nonperforming assets decreased $1.1 million to $21.3 million, or 0.27% of total loans plus OREO, compared to $22.4 million, or 0.29%, at March 31, 2025.
Noninterest Income and Expense
Noninterest income increased $3.1 million to $13.5 million in the second quarter of 2025 compared to $10.4 million in the first quarter of 2025. The increase primarily related to a $2.3 million realized loss recognized in the first quarter of 2025 from the repositioning of securities into longer duration, higher-yielding securities. Additionally, debit and credit card fees and service charges on deposit accounts were seasonally higher compared to the first quarter of 2025. Total noninterest expense increased $3.0 million to $58.1 million compared to $55.1 million in the first quarter of 2025. Salaries and employee benefits increased $3.1 million primarily related to annual merit increases, higher incentives and medical costs compared to the first quarter of 2025.
Financial Condition
Total assets were $9.8 billion at June 30, 2025 compared to $9.7 billion at March 31, 2025. Total portfolio loans increased $98.1 million, or 5.02% annualized, compared to March 31, 2025. The commercial loan portfolio increased $67.3 million with growth in commercial real estate of $58.0 million and commercial construction of $17.7 million partially offset by a decrease in commercial and industrial of $8.4 million compared to March 31, 2025. The consumer loan portfolio increased $30.8 million compared to March 31, 2025. Total deposits increased $28.0 million, or 1.42% annualized, compared to March 31, 2025. Noninterest-bearing demand increased $17.9 million, money market $26.2 million and CDs $62.1 million, offset by decreases in interest-bearing demand deposits of $71.5 million and savings of $6.7 million compared to March 31, 2025. Total borrowings increased $55.0 million to $250.3 million compared to $195.3 million at March 31, 2025 to fund loan growth.
S&T continues to maintain a strong regulatory capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.
Conference Call
S&T will host its second quarter 2025 earnings conference call live via webcast at 1:00 p.m. ET on Thursday, July 24, 2025. To access the webcast, go to S&T Bancorp Inc.’s Investor Relations webpage stbancorp.com. After the live presentation, the webcast will be archived at stbancorp.com for 12 months.
- more -

S&T Earnings Release - 3

About S&T Bancorp, Inc. and S&T Bank
S&T Bancorp, Inc. is a $9.8 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902 and operates in Pennsylvania and Ohio. For more information, visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram and LinkedIn.
Forward-Looking Statements
This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cybersecurity concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and other employees; general economic or business conditions, including the strength of regional economic conditions in our market area; ESG practices and disclosures, including climate change, hiring practices, the diversity of the work force and racial and social justice issues; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core
- more -

S&T Earnings Release - 4

deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses and geopolitical tensions and conflicts between nations.
Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2024, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
Non-GAAP Financial Measures
In addition to traditional measures presented in accordance with GAAP, our management uses, and this information contains or references, certain non-GAAP financial measures, such as tangible book value, return on average tangible shareholder's equity, PPNR to average assets, efficiency ratio, tangible common equity to tangible assets and net interest margin on an FTE basis. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. See Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures for more information related to these financial measures.
- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 5

	2025	2025	2024
	Second	First	Second
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$117,696	$114,340	$119,564
Investment Securities:
Taxable	10,846	10,073	8,761
Tax-exempt	35	157	168
Dividends	329	278	272
Total Interest and Dividend Income	128,906	124,848	128,765

INTEREST EXPENSE
Deposits	39,056	38,354	39,629
Borrowings, junior subordinated debt securities and other	3,278	3,171	5,542
Total Interest Expense	42,334	41,525	45,171

NET INTEREST INCOME	86,572	83,323	83,594
Provision for credit losses	1,974	(3,040)	422
Net Interest Income After Provision for Credit Losses	84,598	86,363	83,172

NONINTEREST INCOME
Loss on sale of securities	—	(2,295)	(3,150)
Debit and credit card	4,588	4,188	4,713
Service charges on deposit accounts	4,090	3,962	4,089
Wealth management	3,042	3,084	2,995
Other	1,780	1,490	4,658
Total Noninterest Income	13,500	10,429	13,305

NONINTEREST EXPENSE
Salaries and employee benefits	32,907	29,853	30,388
Data processing and information technology	4,847	4,930	4,215
Occupancy	4,024	4,302	3,649
Furniture, equipment and software	3,352	3,483	3,382
Other taxes	2,088	1,494	1,433
Professional services and legal	1,739	1,286	1,403
Marketing	1,490	1,615	1,404
FDIC insurance	1,062	1,040	1,053
Other noninterest expense	6,605	7,088	6,681
Total Noninterest Expense	58,114	55,091	53,608
Income Before Taxes	39,984	41,701	42,869
Income tax expense	8,084	8,300	8,498
Net Income	$31,900	$33,401	$34,371

Per Share Data
Shares outstanding at end of period	38,345,448	38,261,299	38,256,204
Average shares outstanding - diluted	38,637,400	38,599,656	38,531,692
Diluted earnings per share	$0.83	$0.87	$0.89
Dividends declared per share	$0.34	$0.34	$0.33
Dividend yield (annualized)	3.60%	3.67%	3.95%
Dividends paid to net income	41.30%	38.97%	36.97%
Book value	$37.70	$37.06	$34.54
Tangible book value (1)	$27.90	$27.24	$24.71
Market value	$37.82	$37.05	$33.39

Profitability Ratios (Annualized)
Return on average assets	1.32%	1.41%	1.45%
Return on average shareholders' equity	8.91%	9.67%	10.61%
Return on average tangible shareholders' equity(2)	12.12%	13.29%	15.01%
Pre-provision net revenue / average assets(3)	1.73%	1.73%	1.82%
Efficiency ratio (FTE)(4)	57.73%	56.99%	54.94%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 6

	Six Months Ended June 30,
(dollars in thousands, except per share data)	2025	2024
INTEREST AND DIVIDEND INCOME
Loans, including fees	$232,036	$238,141
Investment Securities:
Taxable	20,919	17,356
Tax-exempt	192	361
Dividends	607	661
Total Interest and Dividend Income	253,754	256,519

INTEREST EXPENSE
Deposits	77,410	76,291
Borrowings, junior subordinated debt securities and other	6,449	13,157
Total Interest Expense	83,859	89,448

NET INTEREST INCOME	169,895	167,071
Provision for credit losses	(1,066)	3,049
Net Interest Income After Provision for Credit Losses	170,961	164,022

NONINTEREST INCOME
Loss on sale of securities	(2,295)	(3,147)
Debit and credit card	8,776	8,948
Service charges on deposit accounts	8,052	7,917
Wealth management	6,126	6,037
Other	3,270	6,380
Total Noninterest Income	23,929	26,135

NONINTEREST EXPENSE
Salaries and employee benefits	62,760	59,900
Data processing and information technology	9,777	9,169
Occupancy	8,326	7,519
Furniture, equipment and software	6,835	6,854
Other Taxes	3,582	3,304
Marketing	3,105	3,347
Professional services and legal	3,025	3,123
FDIC insurance	2,102	2,102
Other noninterest expense	13,693	12,810
Total Noninterest Expense	113,205	108,128
Income Before Taxes	81,685	82,029
Income tax expense	16,384	16,419

Net Income	$65,301	$65,610

Per Share Data
Average shares outstanding - diluted	38,618,741	38,495,622
Diluted earnings per share	$1.69	$1.70
Dividends declared per share	$0.68	$0.66
Dividends paid to net income	40.11%	38.60%

Profitability Ratios (annualized)
Return on average assets	1.36%	1.38%
Return on average shareholders' equity	9.28%	10.17%
Return on average tangible shareholders' equity(5)	12.69%	14.44%
Pre-provision net revenue / average assets(6)	1.73%	1.79%
Efficiency ratio (FTE)(7)	57.37%	55.57%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 7

	2025	2025	2024
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks	$203,118	$211,836	$246,310
Securities available for sale, at fair value	1,021,183	1,011,111	977,958
Loans held for sale	—	—	188
Commercial loans:
Commercial real estate	3,520,294	3,462,246	3,347,699
Commercial and industrial	1,512,027	1,520,475	1,611,183
Commercial construction	397,785	380,129	380,128
Total Commercial Loans	5,430,106	5,362,850	5,339,010
Consumer loans:
Residential mortgage	1,678,992	1,670,750	1,562,026
Home equity	681,143	660,594	642,225
Installment and other consumer	100,177	98,165	102,660
Consumer construction	44,016	43,990	67,649
Total Consumer Loans	2,504,328	2,473,499	2,374,560
Total Portfolio Loans	7,934,434	7,836,349	7,713,570
Allowance for credit losses	(98,580)	(99,010)	(106,150)
Total Portfolio Loans, Net	7,835,854	7,737,339	7,607,420
Federal Home Loan Bank and other restricted stock, at cost	15,817	13,445	12,056
Goodwill	373,424	373,424	373,424
Other Intangible assets, net	2,656	2,813	3,456
Other assets	358,017	368,308	414,650
Total Assets	$9,810,069	$9,718,276	$9,635,462

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,182,346	$2,164,491	$2,206,589
Interest-bearing demand	738,251	809,722	789,317
Money market	2,236,298	2,210,081	2,008,486
Savings	879,254	886,007	906,794
Certificates of deposit	1,884,771	1,822,632	1,769,150
Total Deposits	7,920,920	7,892,933	7,680,336

Borrowings:
Short-term borrowings	150,000	95,000	275,000
Long-term borrowings	50,856	50,876	39,034
Junior subordinated debt securities	49,448	49,433	49,388
Total Borrowings	250,304	195,309	363,422
Other liabilities	193,352	212,000	270,261
Total Liabilities	8,364,576	8,300,242	8,314,019

SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	1,445,493	1,418,034	1,321,443
Total Liabilities and Shareholders’ Equity	$9,810,069	$9,718,276	$9,635,462

Capitalization Ratios
Shareholders' equity / assets	14.73%	14.59%	13.71%
Tangible common equity / tangible assets(9)	11.34%	11.16%	10.21%
Tier 1 leverage ratio	12.18%	12.09%	11.51%
Common equity tier 1 capital	14.59%	14.67%	13.89%
Risk-based capital - tier 1	14.91%	14.99%	14.21%
Risk-based capital - total	16.48%	16.57%	15.79%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 8

	2025		2025		2024
	Second		First		Second
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$120,156	4.46%	$128,739	4.46%	$143,521	5.47%
Securities, at fair value	1,011,629	3.79%	990,414	3.59%	961,552	2.93%
Loans held for sale	—	0.00%	—	0.00%	27	7.37%
Commercial real estate	3,477,321	5.88%	3,395,599	5.82%	3,346,725	5.97%
Commercial and industrial	1,519,133	6.71%	1,535,235	6.69%	1,606,173	7.38%
Commercial construction	382,363	6.94%	374,881	6.95%	374,856	7.82%
Total Commercial Loans	5,378,817	6.19%	5,305,715	6.15%	5,327,754	6.52%
Residential mortgage	1,674,231	5.26%	1,660,177	5.21%	1,528,200	5.00%
Home equity	670,066	6.37%	653,113	6.30%	644,545	7.01%
Installment and other consumer	99,550	7.88%	99,402	7.97%	105,313	8.63%
Consumer construction	41,025	6.82%	45,157	6.86%	72,899	5.97%
Total Consumer Loans	2,484,872	5.69%	2,457,849	5.64%	2,350,957	5.75%
Total Portfolio Loans	7,863,689	6.03%	7,763,564	5.99%	7,678,711	6.29%
Total Loans	7,863,689	6.03%	7,763,564	5.99%	7,678,738	6.29%
Total other earning assets	16,537	7.70%	16,768	6.74%	20,087	7.04%
Total Interest-earning Assets	9,012,011	5.76%	8,899,485	5.70%	8,803,898	5.91%
Noninterest-earning assets	712,891		727,176		756,552
Total Assets	$9,724,902		$9,626,661		$9,560,450

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$763,687	1.01%	$779,309	1.00%	$822,671	1.13%
Money market	2,188,771	3.04%	2,088,346	2.97%	1,938,963	3.25%
Savings	880,448	0.69%	884,636	0.66%	915,768	0.70%
Certificates of deposit	1,872,329	4.07%	1,860,840	4.29%	1,774,037	4.55%
Total Interest-bearing Deposits	5,705,235	2.75%	5,613,131	2.77%	5,451,439	2.92%
Short-term borrowings	135,659	4.63%	117,722	4.63%	261,923	5.09%
Long-term borrowings	50,866	3.80%	50,886	3.80%	39,099	4.53%
Junior subordinated debt securities	49,439	7.12%	49,423	7.17%	49,379	8.18%
Total Borrowings	235,964	4.97%	218,031	5.01%	350,401	5.46%
Total Other Interest-bearing Liabilities	32,202	4.39%	43,926	4.40%	57,734	5.42%
Total Interest-bearing Liabilities	5,973,401	2.84%	5,875,088	2.87%	5,859,574	3.10%
Noninterest-bearing liabilities	2,315,213		2,350,574		2,397,606
Shareholders' equity	1,436,288		1,400,999		1,303,270
Total Liabilities and Shareholders' Equity	$9,724,902		$9,626,661		$9,560,450

Net Interest Margin(10)		3.88%		3.81%		3.85%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 9

	Six Months Ended June 30,
(dollars in thousands)	2025		2024
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$124,423	4.46%	$144,079	5.61%
Securities, at fair value	1,001,080	3.69%	964,128	2.87%
Loans held for sale	—	—%	101	7.16%
Commercial real estate	3,436,686	5.85%	3,355,933	5.95%
Commercial and industrial	1,527,139	6.70%	1,616,403	7.37%
Commercial construction	378,643	6.94%	369,972	7.76%
Total Commercial Loans	5,342,468	6.17%	5,342,308	6.50%
Residential mortgage	1,667,242	5.23%	1,503,405	4.97%
Home equity	661,636	6.34%	646,405	7.00%
Installment and other consumer	99,476	7.93%	108,106	8.64%
Consumer construction	43,080	6.84%	71,288	5.79%
Total Consumer Loans	2,471,434	5.67%	2,329,204	5.73%
Total Portfolio Loans	7,813,902	6.01%	7,671,512	6.27%
Total Loans	7,813,902	6.01%	7,671,613	6.27%
Total other earning assets	16,652	7.21%	22,711	7.08%
Total Interest-earning Assets	8,956,057	5.73%	8,802,531	5.89%
Noninterest-earning assets	719,996		747,147
Total Assets	$9,676,053		$9,549,678

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$771,455	1.01%	$825,883	1.13%
Money market	2,138,836	3.01%	1,929,486	3.20%
Savings	882,531	0.68%	927,618	0.66%
Certificates of deposit	1,866,616	4.18%	1,706,548	4.46%
Total Interest-bearing deposits	5,659,438	2.76%	5,389,535	2.85%
Short-term borrowings	126,740	4.63%	335,137	5.26%
Long-term borrowings	50,876	3.80%	39,160	4.53%
Junior subordinated debt securities	49,431	7.15%	49,372	8.20%
Total Borrowings	227,047	4.99%	423,669	5.54%
Total Other Interest-bearing Liabilities	38,032	4.39%	54,986	5.42%
Total Interest-bearing Liabilities	5,924,517	2.85%	5,868,190	3.06%
Noninterest-bearing liabilities	2,332,795		2,384,596
Shareholders' equity	1,418,741		1,296,892
Total Liabilities and Shareholders' Equity	$9,676,053		$9,549,678

Net Interest Margin(8)		3.84%		3.84%
- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 10

	2025		2025		2024
	Second		First		Second
(dollars in thousands)	Quarter		Quarter		Quarter
Nonaccrual Loans
Commercial loans:		% Loans		% Loans		% Loans
Commercial real estate	$3,967	0.11%	$3,441	0.10%	$15,090	0.45%
Commercial and industrial	5,459	0.36%	6,749	0.44%	7,075	0.44%
Commercial construction	869	0.22%	1,006	0.26%	4,960	1.30%
Total Nonaccrual Commercial Loans	10,295	0.19%	11,196	0.21%	27,125	0.51%
Consumer loans:
Residential mortgage	7,239	0.43%	6,957	0.42%	4,698	0.30%
Home equity	3,593	0.53%	3,968	0.60%	2,804	0.44%
Installment and other consumer	185	0.18%	218	0.22%	230	0.22%
Total Nonaccrual Consumer Loans	11,017	0.44%	11,143	0.45%	7,732	0.33%
Total Nonaccrual Loans	$21,312	0.27%	$22,339	0.29%	$34,857	0.45%

	2025	2025	2024
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs (Recoveries)
Charge-offs	$1,656	$884	$845
Recoveries	(498)	(911)	(1,233)
Net Loan Charge-offs (Recoveries)	$1,158	($27)	($388)

Net Loan Charge-offs (Recoveries)
Commercial loans:
Commercial real estate	($16)	($146)	($379)
Commercial and industrial	331	154	(658)
Commercial construction	89	30	—
Total Commercial Loan Charge-offs (Recoveries)	404	38	(1,037)
Consumer loans:
Residential mortgage	13	13	33
Home equity	160	19	274
Installment and other consumer	581	(97)	342
Total Consumer Loan Charge-offs (Recoveries)	754	(65)	649
Total Net Loan Charge-offs (Recoveries)	$1,158	($27)	($388)
- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 11

	Six Months Ended June 30,
(dollars in thousands)	2025	2024
Loan Charge-offs (Recoveries)
Charge-offs	$2,540	$7,784
Recoveries	(1,409)	(1,583)
Net Loan Charge-offs	$1,131	$6,201

Net Loan Charge-offs (Recoveries)
Commercial loans:
Commercial real estate	($162)	$4,859
Commercial and industrial	485	292
Commercial construction	119	—
Total Commercial Loan Charge-offs	442	5,151
Consumer loans:
Residential mortgage	26	40
Home equity	179	379
Installment and other consumer	484	631
Total Consumer Loan Charge-offs	689	1,050
Total Net Loan Charge-offs	$1,131	$6,201

	2025	2025	2024
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonaccrual loans	$21,312	$22,339	$34,857
OREO	—	29	95
Total nonperforming assets	21,312	22,368	34,952
Nonaccrual loans / total loans	0.27%	0.29%	0.45%
Nonperforming assets / total loans plus OREO	0.27%	0.29%	0.45%
Allowance for credit losses / total portfolio loans	1.24%	1.26%	1.38%
Allowance for credit losses / nonaccrual loans	463%	443%	305%
Net loan charge-offs (recoveries)	$1,158	($27)	($388)
Net loan charge-offs (recoveries) (annualized) / average loans	0.06%	(0.00%)	(0.02%)

	Six Months Ended June 30,
(dollars in thousands)	2025	2024
Asset Quality Data
Net loan charge-offs	$1,131	$6,201
Net loan charge-offs / average loans	0.03%	0.16%
- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 12
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2025	2025	2024
	Second	First	Second
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,445,493	$1,418,034	$1,321,443
Less: goodwill and other intangible assets, net of deferred tax liability	(375,522)	(375,646)	(376,154)
Tangible common equity (non-GAAP)	$1,069,971	$1,042,388	$945,289
Common shares outstanding	38,345,448	38,261,299	38,256,204
Tangible book value (non-GAAP)	$27.90	$27.24	$24.71
Tangible book value is a preferred industry metric used to measure our company's value and commonly used by investors and analysts.

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$127,951	$135,460	$138,239
Plus: amortization of intangibles (annualized), net of tax	653	772	921
Net income before amortization of intangibles (annualized)	$128,604	$136,232	$139,160

Average total shareholders' equity	$1,436,288	$1,400,999	$1,303,270
Less: average goodwill and other intangible assets, net of deferred tax liability	(375,572)	(375,741)	(376,285)
Average tangible equity (non-GAAP)	$1,060,716	$1,025,258	$926,985
Return on average tangible shareholders' equity (non-GAAP)	12.12%	13.29%	15.01%
Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance.

(3) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$39,984	$41,701	$42,869
Plus: net loss on sale of securities	—	2,295	3,150
Less: gain on Visa Class B-1 exchange	—	—	(3,156)
Plus: Provision for credit losses	1,974	(3,040)	422
Total	$41,958	$40,956	$43,285
Total (annualized) (non-GAAP)	$168,293	$166,099	$174,091
Average assets	$9,724,902	$9,626,661	$9,560,450
Pre-provision Net Revenue / Average Assets (non-GAAP)	1.73%	1.73%	1.82%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses, losses (gains) on sale of securities and gain on Visa exchange. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital.

(4) Efficiency Ratio (non-GAAP)
Noninterest expense	$58,114	$55,091	$53,608

Net interest income per consolidated statements of net income	$86,572	$83,323	$83,594
Plus: taxable equivalent adjustment	590	617	682
Net interest income (FTE) (non-GAAP)	87,162	83,940	84,276
Noninterest income	13,500	10,429	13,305
Plus: net loss (gain) on sale of securities	—	2,295	3,150
Less: gain on Visa Class B-1 exchange	—	—	(3,156)
Net interest income (FTE) (non-GAAP) plus noninterest income	$100,662	$96,664	$97,575
Efficiency ratio (non-GAAP)	57.73%	56.99%	54.94%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), adjusted to exclude losses (gains) on sale of securities and gain on Visa exchange. We believe the FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 13

	Six Months Ended June 30,
(dollars in thousands)	2025	2024
(5) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$131,684	$131,941
Plus: amortization of intangibles (annualized), net of tax	712	932
Net income before amortization of intangibles (annualized)	$132,396	$132,873

Average total shareholders' equity	$1,418,741	$1,296,892
Less: average goodwill and other intangible assets, net of deferred tax liability	(375,656)	(376,402)
Average tangible equity (non-GAAP)	$1,043,085	$920,490
Return on average tangible shareholders' equity (non-GAAP)	12.69%	14.44%
Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance.

(6) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$81,685	$82,029
Plus: net losses on sale of securities	2,295	3,147
Less: gain on Visa Class B-1 exchange	—	(3,156)
Plus: Provision for credit losses	(1,066)	3,049
Total	$82,914	$85,069
Total (annualized) (non-GAAP)	$167,202	$171,073
Average assets	$9,676,053	$9,549,678
Pre-provision Net Revenue / Average Assets (non-GAAP)	1.73%	1.79%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses, losses (gains) on sale of securities and gain on Visa exchange. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital.

(7) Efficiency Ratio (non-GAAP)
Noninterest expense	$113,205	$108,128

Net interest income per consolidated statements of net income	$169,895	$167,071
Plus: taxable equivalent adjustment	1,208	1,375
Net interest income (FTE) (non-GAAP)	171,103	168,446
Noninterest income	23,929	26,135
Plus: net losses on sale of securities	2,295	3,147
Less: gain on Visa Class B-1 exchange	—	(3,156)
Net interest income (FTE) (non-GAAP) plus noninterest income	$197,327	$194,572
Efficiency ratio (non-GAAP)	57.37%	55.57%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), adjusted to exclude losses (gains) on sale of securities and gain on Visa exchange. We believe the FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

(8) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$253,754	$256,519
Less: interest expense	(83,859)	(89,448)
Net interest income per consolidated statements of net income	169,895	167,071
Plus: taxable equivalent adjustment	1,208	1,375
Net interest income (FTE) (non-GAAP)	$171,103	$168,446
Net interest income (FTE) (annualized)	$345,042	$338,743
Average interest-earning assets	$8,956,057	$8,802,531
Net interest margin - (FTE) (non-GAAP)	3.84%	3.84%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 14
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2025	2025	2024
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
(9) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,445,493	$1,418,034	$1,321,443
Less: goodwill and other intangible assets, net of deferred tax liability	(375,522)	(375,646)	(376,154)
Tangible common equity (non-GAAP)	$1,069,971	$1,042,388	$945,289

Total assets	$9,810,069	$9,718,276	$9,635,462
Less: goodwill and other intangible assets, net of deferred tax liability	(375,522)	(375,646)	(376,154)
Tangible assets (non-GAAP)	$9,434,547	$9,342,630	$9,259,308
Tangible common equity to tangible assets (non-GAAP)	11.34%	11.16%	10.21%
Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

(10) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$128,906	$124,848	$128,765
Less: interest expense	(42,334)	(41,525)	(45,171)
Net interest income per consolidated statements of net income	86,572	83,323	83,594
Plus: taxable equivalent adjustment	590	617	682
Net interest income (FTE) (non-GAAP)	$87,162	$83,940	$84,276
Net interest income (FTE) (annualized)	$349,606	$340,423	$338,956
Average interest-earning assets	$9,012,011	$8,899,485	$8,803,898
Net interest margin (FTE) (non-GAAP)	3.88%	3.81%	3.85%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

###